                                                                               .
                                                                               .
                                                                               .
                                                                   Exhibit 10.18


    SUMMARY OF NAMED EXECUTIVE OFFICER AND DIRECTOR COMPENSATION ARRANGEMENTS

Named Executive Officer                  Annual Base Salary Effective           Cash Bonus Award Payable For 2004
                                         April 1, 2005 Service

Thomas B. Crowley, Jr.                   $817,680                               $610,685
Chairman of the Board,
President and
Chief Executive Officer


William A. Pennella                      $420,000                               $120,000
Vice Chairman of the Board and
Executive Vice President

William P. Verdon                        $297,000                               $60,000
Senior Vice President
and General Counsel

Albert M. Marucco                        $246,960(1)                            $27,000
Vice President and
Treasurer

Richard L. Swinton                       $192,300                               $23,925
Vice President, Tax &
Audit(2)

Description of Compensatory Arrangements As to Directors
--------------------------------------------------------

Effective May 1, 2005, each member of the Board of Directors of the Company who is not an employee of the Company will be entitled to: (a) an annual retainer of $40,000; (b) a fee of $900 for each Board of Directors' meeting attended in person; (c) a fee of $650 for each Board of Directors' meeting attended by conference call; and (d) a fee of $1,500 for each Board of Directors' committee meeting attended in person or by conference call. The Company also reimburses each member of the Board of Directors who is not an employee of the Company for expenses reasonably incurred in attending in person a Board of Directors' meeting or a Board of Directors' committee meeting.

Directors who are also officers or employees of the Company do not receive any fees or compensation for service on the Board of Directors or of any committee thereof

--------------
(1) Mr. Marucco also is entitled to receive in September 2005 a $7,400 lump sum merit payment.
(2) On January 7, 2005, Richard L. Swinton ceased to perform the functions of the Company's principal financial officer and principal accounting officer and, as a result, ceased serving as an executive officer of the Company. However, Mr. Swinton continues to serve as the Company's Vice President of Tax and Audit.